SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 15, 2004

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18335	74-2148293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

(281) 367-1983

(Registrant's Telephone Number, Including Area Code)

TABLE OF CONTENTS

Item 5. Other Events and Regulation FD Disclosure	Page 1
Item 7. Financial Statements and Exhibits	Page 1
Signatures	Page 2
Exhibit Index	Page 3

Item 5. Other Events and Regulation FD Disclosure.

On July 15, 2004, TETRA Technologies, Inc. (“TETRA”) announced that it had completed its previously announced acquisition of Compressco, Inc., of Oklahoma City, Oklahoma, a provider of natural gas and oil well production enhancement strategies and equipment. The acquisition was effected through the merger of TETRA Acquisition Sub, Inc. into Compressco, Inc. (“Compressco”) resulting in Compressco becoming a wholly owned subsidiary of TETRA. The cost of the acquisition was approximately $94 million in cash, including transaction costs. In addition, concurrent with the acquisition, TETRA also repaid approximately $15.8 million of indebtedness previously incurred by Compressco. The cash portion of the consideration and payoff of the Compressco indebtedness was financed, in part, by borrowings under TETRA’s existing credit facility with a bank syndicate led by Bank of America. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 15, 2004, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Geoffrey M. Hertel

Geoffrey M. Hertel

President & Chief Executive Officer

Date: July 15, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 15, 2004, issued by TETRA Technologies, Inc.